EXHIBIT 10.13

Gold Concentrate Processing Agreement

Ref. No.:                      HBYL09-Y0683
Place:                            Muping District, Yantai city, the People’s Republic of China
Date:                             July 1, 2009

Party A:                      Penglai Xinguan Investment Ltd
Party B:                      Shandong Humon Smelting Co., Ltd.

In accordance with the principle of mutual benefit and development, Party A shall engage Party B to process the gold concentrate of Party A. Both parties hereby reach the following agreement.

1.	Quality Standards
1.1	No dopant like stone, sand or bag debris is contained in the gold concentrate, or else such dopant shall be deducted from the total weight.
1.2	Gold concentrate with similar grade shall be loaded in the same truck, or else Party B shall have the right to pay based on the lowest gold grade available.
1.3
Gold concentrate with granular size less than -200 mesh shall account for over 70% of the deliverable gold concentrate, or else Party B shall have the right to charge Party A RMB50 per ton for fine grinding.

1.4
The gold grade of gold concentrate delivered to Party B shall be consistent in quality with that of the previous delivered of Cunliji gold mine in year 2008. Party B shall focus on consistency of the content regarding elements like Au, Ag, Cu, S, Pb, C, As, Sb and Ti.

2.	Place and Method of Delivery
The gold concentrate shall be delivered to the freight yard of Party B.

3.	Freight Cost
Party B shall bear the freight cost.

4.	Testing
4.1
Party A shall send experts to the factory of Party B for sample measurement, sampling, weighing and grinding. The sample is divided into three portions, of which Party A and Party B each holding one portion, and the third portion shall be signed and sealed by both parties and be kept by Party B for arbitration in future. The arbitration sample will be kept for two months.

4.2	The test results provided by Party B shall be the ultimate amount for settling payment. Party B shall provide detailed and accurate testing data to Party A.

5.	Settlement Criteria
5.1	Processing fee:
Dry gold concentrate: RMB150 per ton

5.2	Gold return ratio
Grade (gram/ton)	Gold return ratio (%)	Grade (gram/ton)	Gold return ratio (%)	Grade (gram/ton)	Gold return ratio (%)
20-29.99	91.00	40-59.99	93.00	70-79.99	95.00
30-39.99	92.00	60-69.99	94.00	≥80	96.00

5.3	By-product: for silver grade of 100-199.99 gram per ton, RMB0.5 per gram; for silver grade ≥200gram per ton, RMB0.7 per gram。

6.	Payment method
If there is no dispute within 10 days after delivery of gold concentrate to Party B, payment shall be settled based on the amount listed in the weight receipt provided by Party B. If Party A does not have any weight receipt, Party B shall have the right to refuse settling payment. Party B shall guarantee the gold purity above 99.9%, or else Party A shall have the right to reject the finished gold product. Party A shall guarantee the returned gold to have the same quantity and quality with the gold provided by Party B, or else Party B shall have the right to reject the returned gold from Party A.

7.	Resolution for Dispute of Gold Grade
Any dispute during the course of executing this agreement shall be resolved through negotiations by both parties. The unresolved issues shall be brought to arbitration. The range of deviation to be executed refers to 50% of the international standard. Arbitration cost shall be borne by the party that exceeds the deviation of the international standard.

8.
This agreement is effective on July 1, 2009. Issues not included in this agreement should be settled by negotiation and the unsolved issues shall be resorted to the contract law of the People’s Republic of China.

Party A: Penglai XinGuan Investment Ltd.

Address：Wenshitang Village East, Cunliji  Town, Penglai City , Shandong Province
Representative：(signed and sealed)
/s/ Shaoyin Chen
Name: Shaoyin Chen

Party B: Shandong Humon Smelting Co., Ltd.

Address:                         Shuidao Town , Muping District, Yantai City , Shandong Province
Representative: (signed and sealed)
/s/ Ning Wang
Name: Ning Wang